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                                                                    EXHIBIT 5.1

                    SHEPPARD, MULLIN, RICHTER & HAMPTON LLP


                                 May 22, 1996



Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California 90067


Ladies and Gentlemen:


            This opinion is rendered to you in connection with a registration statement (the "Registration Statement") on Form S-4 filed on April 19, 1996 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the exchange offer (the "Exchange Offer") by Northrop Grumman Corporation, a Delaware corporation (the "Company"), of the Company's $400,000,000 aggregate principal amount of 7% Notes Due 2006, $300,000,000 aggregate principal amount of 7 3/4% Debentures Due 2016 and $300,000,000 aggregate principal amount of 7 7/8% Debentures Due 2026 (collectively, the "New Securities") for the Company's currently outstanding 7% Notes Due 2006, 7 3/4% Debentures Due 2016 and 7 7/8% Debentures Due 2026, respectively (collectively, the "Old Securities") of the same respective aggregate principal amounts. The New Securities are to be issued pursuant to the provisions of an Indenture (the "Indenture") dated as of October 15, 1994 between the Company and The Chase Manhattan Bank (National Association), as trustee (the "Trustee"), which shall be supplemented by an Officers' Certificate (the "Officers' Certificate") in the form filed as an exhibit to the Registration Statement and delivered pursuant to said Indenture, establishing the terms of the New Securities.


            We have acted as counsel for the Company in connection with the Exchange Offer and the preparation of the Registration Statement. In rendering the opinion expressed below, we have examined the following agreements, instruments and other documents:

            (a)  the Registration Statement;

            (b)  the Indenture;


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Northrop Grumman Corporation
May 22, 1996
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            (c)  the form of Officers' Certificate;

            (d) the forms of the New Securities to be issued pursuant to the Indenture; and

            (e) such corporate records, officers' certificates and other documents as we have deemed necessary as a basis for the opinion expressed below.

            In rendering the opinion set forth below, we have assumed:

            A. The genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of all such originals.

            B. The due authorization, execution and delivery of the Indenture and the documents and instruments referred to therein by and on behalf of all parties thereto other than the Company.

            C. That the Indenture is the legal, valid and binding obligation of the Trustee and that the Trustee has all requisite power and authority and has taken any and all action necessary to be taken by the Trustee to execute and deliver the Indenture and perform the Trustee's obligations thereunder.


            On the basis of the foregoing and subject to the qualifications and limitations set forth below, it is our opinion that (i) the New Securities have been duly authorized by the Company and, when issued and delivered in exchange for the Old Securities in the manner described in the Registration Statement, and when executed and authenticated as specified in the Indenture, will be duly issued and delivered and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) the descriptions contained in the Registration Statement under the heading "CERTAIN FEDERAL TAX CONSIDERATIONS" constitute fair summaries of those statues and regulations discussed therein as applicable to the offering of the New Securities.


            Our opinion above, insofar as it relates to enforceability of the New Securities, which are by their terms governed by New York law, is given solely in reliance on the opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, dated as of the date hereof, a copy of which is attached hereto, and


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Northrop Grumman Corporation
May 22, 1996
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such opinion of ours is subject to the same assumptions, exceptions and limitations as those set forth in the opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP.

            We are members of the Bar of the State of California. The opinion contained herein is based upon an examination of the laws of the State of California, the General Corporation Law of the State of Delaware and the Federal laws of the United States in effect on the date hereof and no opinion is expressed as to the application of the laws of any other jurisdiction except the opinion with respect to the laws of the State of New York in reliance upon the opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, as described above.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of such Registration Statement. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                Very truly yours,

                                SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

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                  KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP


                                  May 22, 1996


Sheppard, Mullin, Richter & Hampton LLP
333 South Hope Street
Los Angeles, California 90071-1448

Ladies and Gentlemen:


     This opinion is furnished to you for the purposes of your issuing your opinion in connection with a registration statement (the "Registration Statement") on Form S-4 filed on April 19, 1996 with the Securities and
Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the exchange offer (the "Exchange Offer") by Northrop Grumman Corporation, a Delaware corporation (the "Company"), of the Company's $400,000,000 aggregate principal amount of 7% Notes Due 2006, $300,000,000 aggregate principal amount of 7-3/4% Debentures Due 2016 and $300,000,000 aggregate principal amount of 7-7/8% Debentures Due 2026 (collectively, the "New Securities") for the Company's currently outstanding 7% Notes Due 2006, 7-3/4% Debentures Due 2016 and 7-7/8% Debentures Due 2026, respectively (collectively, the "Old Securities"), of the same respective aggregate principal amounts. The New Securities will be issued under an Indenture dated as of October 15, 1994, between the Company and The Chase Manhattan Bank (National Association), as trustee (the "Indenture"), which shall be supplemented by an Officers' Certificate (the "Officers' Certificate") in the form filed as an exhibit to the Registration Statement and delivered pursuant to said Indenture, establishing the terms of the New Securities.


     In connection herewith, we have examined:

     1.  the Registration Statement;

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     2.  the Indenture;

     3. the form of Officers' Certificate (together with the New Securities and the Indenture, the "Documents"); and

     4. the forms of the New Securities to be issued pursuant to the Indenture.

     We have examined the originals, or copies certified to our satisfaction, of such other agreements, instruments and documents, and have made such other investigation, as we have deemed necessary as a basis for the opinion expressed below. We have assumed that (a) the Company (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and (ii) has the corporate power and authority to enter into and perform the Documents, (b) the Documents have been and will be duly authorized, executed and delivered by the Company, (c) the Documents do not and will not conflict with or violate (i) the charter documents or board resolutions of the Company, (ii) any contract or court order to which the Company is a party or by which it is bound or (iii) the laws or regulations of any jurisdiction (other than the State of New York), (d) on or prior to the date of issuance of the New Securities, (i) all parties shall have performed all of their obligations under the Documents to be performed on or before that date and (ii) all warranties and representations as to factual matters of the Company under the Officers' Certificate are true, and (e) the Company does not exercise its rights under the Registration Statement to amend the terms of the Exchange Offer. We have further assumed the due execution and delivery, pursuant to due authorization, of the Documents and the documents and instruments referred to therein by each of the parties thereto other than the Company.




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     Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that the New Securities, when issued and delivered in exchange for the Old Securities in the manner described in the Registration Statement, and when executed and authenticated as specified in the Indenture, will be the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to (a) applicable reorganization, insolvency, liquidation, readjustment of debt, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (whether considered in a proceeding in equity or at law).


     Our opinion set forth above is subject to the following exceptions and qualifications:

(a) Provisions in the Indenture which require that any waiver be in writing to be effective may not be enforceable.

(b) The enforceability of Section 110 of the Indenture may be limited to circumstances in which the unenforceable portion of the Indenture is not an essential part thereof.


     Our opinion herein is limited to the laws of the State of New York. This opinion is being delivered to you pursuant to the Exchange Offer and may not be used or relied upon by any person or entity other than you and the parties to the Exchange Offer or in any other connection. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of such Registration Statement. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                  Very truly yours,

                                  KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP


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